Calculation of Filing Fee Tables
F-3
PETROBRAS - PETROLEO BRASILEIRO SA
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Debt	Debt Warrants	457(r)				0.0001531
Fees to be Paid	3	Equity	Preferred Shares, without par value, which may be represented by American Depositary Shares	457(r)				0.0001531
Fees to be Paid	4	Equity	Common Shares, without par value, which may be represented by American Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Equity	Equity Warrants for Common Shares or Preferred Shares, which may be represented by American Depositary Shares	457(r)				0.0001531
Fees to be Paid	6	Debt Convertible into Equity	Mandatory Convertible Securities	457(r)				0.0001531
Fees to be Paid	7	Other	Guaranties	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 479,478.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act.

[2]	The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act.

[3]	(1) The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. (2) ADSs, each representing two preferred shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

[4]	(1) The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. (2) ADSs, each representing two common shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

[5]	(1) The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. (2) ADSs, each representing two preferred shares or two common shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

[6]	(1) The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. (2) No separate consideration will be received for the guaranties or for the debt securities, warrants, preferred shares, common shares and mandatory convertible securities issuable upon the exercise or conversion of, or in exchange for, debt securities, warrants, preferred shares, common shares or mandatory convertible securities.

[7]	(1) The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. (2) No separate consideration will be received for the guaranties or for the debt securities, warrants, preferred shares, common shares and mandatory convertible securities issuable upon the exercise or conversion of, or in exchange for, debt securities, warrants, preferred shares, common shares or mandatory convertible securities.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	PETROBRAS - PETROLEO BRASILEIRO SA	F-3	333-261817	12/21/2021		$ 479,478.00	Unallocated (Universal) Shelf			$ 760,820.00
Fee Offset Sources		Petrobras Global Finance B.V.	F-3	333-229096		12/28/2018						$ 479,478.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrants previously registered an indeterminate amount of securities having an aggregate offering price of up to US$10,000,000,000 pursuant to a Registration Statement on Form F-3 Nos. 333-229096 and 333-229096-01, filed on December 28, 2018 (the "2018 Registration Statement"), and paid a total registration fee of U.S.$1,212,000. On December 21, 2021, the registrants registered an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices pursuant to a Registration Statement on Form F-3ASR Nos. 333-261817 and 333-261817-01 (the "Automatic Shelf Registration Statement," together with the 2018 Registration Statement, the "Prior Registration Statements"). Pursuant to Rule 457(p), U.S.$760,820 of the registration fees paid in connection with unsold securities registered under the Prior Registration Statements (the offering of which unsold securities has been terminated) can be applied to registration fees under subsequent registration statements. Pursuant to Rule 457(p), U.S.$479,478 of the registration fees paid in connection with the Prior Registration Statements remain available for future fee offsets.